Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Covenant Bank:


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.




KPMG Peat Marwick, LLP
1600 Market Street
Philadelphia, PA 19103



April 28, 1997